As filed with the U.S. Securities and Exchange Commission on April 30, 2026

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ETF Opportunities Trust

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)
See below
(I.R.S. Employer Identification No.)

ETF Opportunities Trust
8730 Stony Point Parkway, Suite 205
Richmond, VA 23235

    Name of each exchange on which
Title of each class of securities to be so registered     each class is to be registered
T-REX 2X Long AXTI Daily Target ETF                    Cboe BZX Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

Securities Act registration statement file number to which this form relates: 333-234544

Securities to be registered pursuant to Section 12(g) of the Act: None
__________________________________________________________________________________________________

Item 1. Description of Registrant’s Securities to be Registered.

The description of the T-REX 2X Long AXTI Daily Target ETF, a series of ETF Opportunities Trust (“the Trust”) to be registered, is hereunder incorporated by reference to the description contained in Post-Effective Amendment No. 757 under the Securities Act of 1933, as amended and Amendment No. 759 under the Investment Company Act of 1940, as amended, to the Trust’s Registration Statement on Form N-1A (File Nos. 333-234544 and 811-23439), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR on April 30, 2026.

The series to which this filing relates and its respective Employer ID Number is as follows:

Title of Each Class of Securities to be Registered                IRS Employer ID Number
T-REX 2X Long AXTI Daily Target ETF                    41-3723403

Item 2. Exhibits

1.The Trust’s Certificate of Trust is included as exhibit (a)(1) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-234544; 811-23439) as filed on June 15, 2020 and incorporated here in reference.
2.The Trust’s Agreement and Declaration of Trust is included as Exhibit (a)(2) to Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-234544; 811-23439) as filed on June 15, 2020 and incorporated here in reference.
3.The Trust’s By-Laws are included as Exhibit b to be Pre-Effective Amendment No. 1 to the Registrant’s Statement on Form N-1A (File Nos. 333-234544; 811-23439) as filed on June 15, 2020 and incorporated here in reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:         April 30, 2026                 ETF Opportunities Trust

                                By: /s/ Karen Shupe